SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

GENUS, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

          (1)  Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

               ----------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:
                                                               ----------------

          (5)  Total fee paid:
                              -------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
                                      ------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
                                                            --------------------
          (3)  Filing Party:
                            ----------------------------------------------------
          (4)  Date Filed:
                          ------------------------------------------------------

                                   GENUS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

TO  THE  SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genus, Inc. (the "Company") will be held on Thursday, May 23, 2002 at 10:00 a.m., local time, at the Company's principal executive offices located at 1139 Karlstad Drive, Sunnyvale, California 94089, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the 1989 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder by 300,000 additional shares.

     3. To approve an amendment to the 2000 Stock Option Plan increasing the number of shares reserved for issuance thereunder by 1,000,000 additional shares.

     4. To approve the issuance of an additional 760,203 shares of Company Common Stock to the holders of those certain Warrants dated May 14, 2001.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company's financial statements for the fiscal year ending December 31, 2002.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 22, 2002 are entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the self-addressed stamped envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.


                                   THE  BOARD  OF  DIRECTORS

                                   WILLIAM W.R. ELDER
                                   Chairman of the Board, President and
                                   Chief Executive Officer

Sunnyvale, California
April 30, 2002

                                TABLE OF CONTENTS
                                -----------------

Information Concerning Solicitation and Voting . . . . . . . . . . . . . . . . .   1

Proposal One Election of Directors . . . . . . . . . . . . . . . . . . . . . . .   4

Executive Officer Compensation . . . . . . . . . . . . . . . . . . . . . . . . .   8

Compensation Committee Report. . . . . . . . . . . . . . . . . . . . . . . . . .  13

Proposal Two: Amendment of 1989 Employee Stock Purchase Plan . . . . . . . . . .  16

Proposal Three: Approval of Amendments to the 2000 Stock Plan. . . . . . . . . .  19

Proposal Four: Approval of Issuance of 760,203 Shares of Company Common Stock to
Holders of Warrants dated May 14, 2001 . . . . . . . . . . . . . . . . . . . . .  23

                                   GENUS, INC.
             PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Genus, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 23, 2002 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 1139 Karlstad Drive in Sunnyvale, California 94089. The Company's telephone number at that location is (408) 747-7120.

     These proxy solicitation materials were mailed on or about April 30, 2002 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD  DATE  AND  SHARE  OWNERSHIP

     Shareholders of record at the close of business on April 22, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, ___________ shares of the Company's common stock, no par value, were issued and outstanding.

VOTING

     Each share of common stock outstanding on the Record Date is entitled to one vote. In addition, each shareholder on the Record Date, or his or her proxy, may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates. No shareholder or proxy, however, shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.

QUORUM;  ABSTENTIONS;  BROKER  NON-VOTES

     The affirmative vote of a majority of the Votes Cast will be required under California law to approve the proposals in this Proxy Statement. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's common stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

REVOCABILITY  OF  PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Shum Mukherjee, Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by Genus, Inc. on behalf of the Board of Directors for the 2002 Annual
Meeting of Shareholders. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

DEADLINE  FOR  RECEIPT  OF  SHAREHOLDER  PROPOSALS

     Shareholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders must submit the proposal to the Company no later than December 31, 2002. Additionally, shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials for the 2003 Annual Meeting must provide notice of such proposal to the Company no later than December 31, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's common stock as of February 28, 2002 by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table appearing herein, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to beneficially own more than 5% of the Company's common stock:


                                                                   NUMBER OF           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER**                             SHARES(1)            CLASS(2)
------------------------------------------------------------  -------------------  -------------------

William W.R. Elder . . . . . . . . . . . . . . . . . . . . .          822,019 (3)                 3.1%
Thomas E. Seidel . . . . . . . . . . . . . . . . . . . . . .          313,559 (4)                 1.2%
Kenneth Schwanda . . . . . . . . . . . . . . . . . . . . . .          111,554                       *
Mario M. Rosati. . . . . . . . . . . . . . . . . . . . . . .           30,000 (5)                   *
Robert Wilson. . . . . . . . . . . . . . . . . . . . . . . .          114,334 (6)                   *
G. Frederick Forsyth . . . . . . . . . . . . . . . . . . . .           40,000 (7)                   *
Todd S. Myhre. . . . . . . . . . . . . . . . . . . . . . . .          107,535 (9)                   *
George D. Wells. . . . . . . . . . . . . . . . . . . . . . .           30,119 (9)                   *
Robert J. Richardson . . . . . . . . . . . . . . . . . . . .          20,000 (10)                   *
Edward C. Lee. . . . . . . . . . . . . . . . . . . . . . . .          25,001 (11)                   *
Austin Marxe and David Greenhouse. . . . . . . . . . . . . .       1,656,851 (12)                 6.1%
Shum Mukherjee . . . . . . . . . . . . . . . . . . . . . . .          19,445 (13)                   *
Werner Rust. . . . . . . . . . . . . . . . . . . . . . . . .           5,556 (14)                   *
Bruce Roberts. . . . . . . . . . . . . . . . . . . . . . . .           16,667(15)                   *

All directors and executive officers as a group (13 persons)       1,231,231 (16)                 4.6%


*    Less  than  1%.

** Except as indicated otherwise, the address is: c/o Genus, Inc., 1139 Karlstad Drive, Sunnyvale, CA 94089.


                                        2

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Applicable percentage ownership is based on 26,287,803 shares of common stock outstanding as of February 28, 2002 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to the options currently exercisable, or exercisable within 60 days of February 28, 2002, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Consists of 75,000 shares held by William W.R. Elder and Gloria S. Elder, and of options to purchase 466,669 shares of common stock exercisable within 60 days of February 28, 2002.

(4) Consists of 14,485 shares of common stock held by Mr. Seidel and of options to purchase 299,074 shares of common stock exercisable within 60 days of February 28, 2002.

(5) Consists of 3,500 shares of common stock held by Mr. Rosati, of 1,500 shares of common stock held by Mario Rosati Trust, of options to purchase 25,000 shares of common stock exercisable within 60 days of February 28, 2002, and of 735 shares held by Mr. Rosati through his proportionate partnership interest in WS Investment Company holdings.

(6) Consists of Mr. Wilson's options to purchase 114,334 shares of common stock exercisable within 60 days of February 28, 2002.

(7) Consists of Mr. Forsyth's options to purchase 40,000 shares of common stock exercisable within 60 days of February 28, 2002.

(8) Consists of Mr. Myhre's options to purchase 85,000 shares of common stock exercisable within 60 days of February 28, 2002.

(9) Consists of Mr. Wells' options to purchase 20,000 shares of common stock exercisable within 60 days of February 28, 2002.

(10) Consists of Mr. Richardson's options to purchase 20,000 shares of common stock exercisable within 60 days of February 28, 2002.

(11) Consists of Mr. Lee's options to purchase 25,001 shares of common stock exercisable within 60 days of February 28, 2002.

(12) 1,656,851 shares of common stock are beneficially owned by Austin Marxe and David Greenhouse; of which 402,306 common shares and 337,403 warrants exercisable within 60 days of February 28, 2002 are owned by Special Situations Fund III, L.P., a Delaware limited Partnership, 227,396 common shares and 179,948 warrants exercisable within 60 days of February 28, 2002 are owned by Special Situations Private Equity Fund, L.P., a Delaware limited partnership, 131,135 common shares and 112,467 warrants exercisable within 60 days of February 28, 2002 are owned by Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership, 146,231 common shares and 119,965 warrants exercisable within 60 days of February 28, 2002 are owned by Special Situations Technology Fund, L.P., a Delaware limited partnership.

(13) Consists of Mr. Mukherjee's options to purchase 19,445 shares of common stock exercisable within 60 days of February 28, 2002.

(14) Consists of Mr. Rust's options to purchase 5,556 shares of common stock exercisable within 60 days of February 28, 2002.

(15) Consists of Mr. Roberts' options to purchase 16,667 shares of common stock exercisable within 60 days of February 28, 2002.

(16) Consists of shares held and of options to purchase common stock exercisable within 60 days of February 28, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws provide for a variable board of four to seven directors, with the number currently fixed at six. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

                                                                        DIRECTOR
NAME OF NOMINEE       AGE             PRINCIPAL OCCUPATION               SINCE
--------------------  ---  -------------------------------------------  ---------
William W.R. Elder     63  Chairman of the Board, President and Chief
                           Executive Officer of the Company                 1981

Todd S. Myhre          57  President and CEO of Ybrain.com                  1994

G. Frederick Forsyth   57  President and CEO of NewRoads, Inc.              1996

Mario M. Rosati        55  Member of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation                         1981

George D. Wells        66  Business Consultant                              2000

Robert J. Richardson   56  Business Consultant                              2000


     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

     William W.R. Elder was a founder of Genus and is our Chairman of the Board, President and our Chief Executive Officer. From October 1996 to April 1998, Dr. Elder served only as Chairman of the Board. From April 1990 to September 1996, Dr. Elder was Chairman of the Board, President and Chief Executive Officer of the Company. From November 1981 to April 1990, Dr. Elder was President and a director of the Company.

     Mario M. Rosati has served as our Secretary since May 1996 and as a director since our inception in November 1981. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation, general counsel to the Company, since 1971. Mr. Rosati is also a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Sanmina Corporation, an electronics contract manufacturer, Symyx Technologies, Inc., a combinatorial materials science company, The Management Network Group, Inc., a management consulting firm focused on the telecommunications industry, and Vivus, a specialty pharmaceutical company, all publicly-held companies. He is also a director of a number of privately held companies.

     Todd S. Myhre has served as a director since August 1993. Since September 1999, he served as Chief Executive Officer and a Board member for Ybrain.com, an eCommerce company focused on the college student market. From February 1998 to August 1999 and from September 1995 to January 1996, he served as President, Chief Executive Officer, and a Board member of GameTech International, an electronic gaming manufacturer. From January 1996 to January 1998, Mr Myhre was an international business consultant. From January 1993 to December 1994, from August 1993 to December 1993, and from July 1994 to August 1995, Mr. Myhre served as Chief Financial Officer of the Company, Vice President and Chief Operating Officer of the Company, and President and Chief Operating Officer of the Company, respectively.

     G. Frederick Forsyth has served as a director since February 1996. Since May 2000, Mr. Forsyth has served as the President and CEO of NewRoads, Inc. From March 1999 to May 2000, Mr. Forsyth served as President, Systems Engineering and Services of Solectron Corp. From August 1997 to March 1999, Mr. Forsyth served as President, Professional Products Division of Iomega, Inc. From June 1989 to February 1997, Mr. Forsyth was associated with Apple Computer, Inc., a personal computer manufacturer, in various senior management positions, most recently as Senior Vice President and General Manager, Macintosh Product Group.

     George D. Wells has served as a director since March 2000. From July 1992 to October 1996, Mr. Wells served as President and Chief Executive Officer of Exar Corporation. From April 1985 to July 1992, he served as President and Chief Operating Officer of L.S.I. Logic Corporation and became Vice Chairman in March 1992. From May 1983 to April 1985, Mr. Wells was President and Chief Executive Officer of Intersil, Inc., a subsidiary of General Electric Company.

     Robert J. Richardson has served as a director since March 2000. Mr. Richardson has served as a semiconductor industry consultant from January 2000 to now. From November 1997 to January 2000, Mr. Richardson served as Chairman, Chief Executive Officer and President of Unitrode Corporation. From June 1992 to November 1997, he served in various positions at Silicon Valley Group, Inc. including President Lithography Systems, President Track Systems Division, and Corporate Vice-President New Business Development and Marketing. From October 1988 to June 1992, Mr. Richardson was President and General Manager, Santa Cruz Division at Plantronics, Inc.

VOTE  REQUIRED

     The six nominees receiving the highest number of affirmative votes of the Votes Cast will be elected as directors of the Company for the ensuing year.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

BOARD  MEETINGS  AND  COMMITTEES

     The Board of Directors of the Company held a total of 8 meetings during the year ended December 31, 2001. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     During the year ended December 31, 2001, and as of April 1, 2002, the Compensation Committee of the Board of Directors, consisting of directors Wells, Myhre and Rosati, held 2 meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy. See "Compensation Committee Report on Executive Compensation."

     No director serving in the year ended December 31, 2001 attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

REPORT OF THE AUDIT COMMITTEE(1)

     The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     The Audit Committee of the board of directors of Genus, Inc. serves as representatives of the board for general oversight of Genus' financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Myhre, Forsyth and Richardson, held 4 meetings in fiscal year 2001. Each member is an independent director in accordance with the NASDAQ National Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspect of the Company's financial affairs.

     Genus management has primary responsibility for preparing Genus' financial statements and for Genus' financial reporting process. Genus' independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformality of Genus' audited financial statements to generally accepted accounting principles. The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2001. PricewaterhouseCoopers LLP ("PwC") the Company's independent auditors for fiscal year 2001, issued their unqualified report dated February 11, 2002 on the Company's financial statements.

     The Audit Committee has also discussed with PwC the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit committee has also received the written disclosures and letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with PwC relative to its independence. The Audit Committee has considered whether PwC's provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter. A copy of the charter is attached as Appendix A to the Schedule 14A filed by the Company on April 30, 2001.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Genus, Inc. that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Annual Report on Form 10-K.

                                  Respectfully submitted by:

                                  Todd S. Myhre, Chairman, Audit Committee
                                  G. Frederick Forsyth, Member, Audit Committee Robert J. Richardson, Member, Audit Committee


----------------
     (1) The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

AUDIT FEES

     The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2001:


             DESCRIPTION OF SERVICES
             -----------------------

     Audit fees (1)..........................           $ 265,000
     Financial information system design
       and implementation fees (2)...........                   0
     All other fees (3)......................             172,000
                                                        ---------
                 Total.......................           $ 437,000
                                                        =========


(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2001 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2) Represents the aggregate fees billed for operating or supervising the operation of our information system or managing our local area network and/or designing or implementing a hardware or software system that aggregates data or generates information that is significant to the generation of our financial statements.

(3) Other fees comprise of $135,000 for audit related work done in connection with the secondary offerings and proposed transactions, as well as $37,000 for income tax compliance work.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     In 2001 the Company paid legal fees and expenses to Wilson Sonsini Goodrich & Rosati, Professional Corporation, general counsel to the Company. The amounts paid by the Company to Wilson Sonsini Goodrich & Rosati were less than 5% of the law firm's total gross revenues for its last completed fiscal year. Mario M. Rosati, a director and Secretary of the Company, is a member of the law firm of Wilson Sonsini Goodrich & Rosati.

If applicable, please follow Schedule 14A, Item 7(a): state any material proceedings in which executive officers, directors or 5% shareholders are adverse to Genus or have a material interest adverse to Genus; Item 7(b) related transactions; Item 7(c) certain business relationships.

INDEBTEDNESS OF MANAGEMENT

On January 24, 2001, Dr. William W. R. Elder, the President and Chief Executive Officer of Genus, received a promissory note from the Company for the principal sum of $151,500. This note bears interest at the rate of 8% compounded annually and is due in full on January 24, 2004, unless pre-paid on an earlier date. The funds were used by Dr. Elder to exercise options for 50,000 shares of common stock of the Company. This transaction was reported on a Form 4 to the Securities and Exchange Commission in 2001.

SECTION  16(A)  REPORTS

      Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2001 except that Mr. Myhre, Mr. Forsyth, Mr. Wells and Mr. Richardson were late to file their respective Form 5s with the Commission.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table discloses compensation received by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended December 31, 2001, 2000 and 1999:

                                                                                          LONG TERM COMPENSATION AWARDS
                                                                                         --------------------------------
                                                       ANNUAL COMPENSATION                SECURITIES
                                               -----------------------------------------  UNDERLYING
                                      FISCAL                             OTHER ANNUAL       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY ($)  BONUS ($)(1) COMPENSATION ($)  (# OF SHARES)  COMPENSATION ($)
------------------------------------  ------  -----------  -----------  ----------------  -------------  ----------------
William W.R. Elder . . . . . . . . .    2001     330,000            0                            50,000        18,460 (4)
  Chairman of the Board,                2000     330,000    31,000 (3)                           50,000        13,650 (5)
  President and Chief Executive         1999     300,000       95,000                --          50,000        12,296 (6)
  Officer (2)


Kenneth Schwanda . . . . . . . . . .    2001     143,657            0                            10,000        14,111 (8)
  Former Vice President of              2000     160,000           --                --               0         4,771 (9)
  Finance and Chief Financial           1999     133,343       32,400                --          80,000        1,695 (10)
  Officer (7)


Thomas E. Seidel, Ph.D.. . . . . . .    2001     218,532            0                                 0        24,421(11)
  Executive Vice President and          2000     240,000           --                --          30,000       11,671 (12)
  Chief Technical Officer.              1999     210,000       58,800                --          30,000        4,829 (13)


Robert A. Wilson . . . . . . . . . .    2001     164,062       75,000                            15,000       13,543 (14)
  Former Executive Vice.                2000     166,249           --        90,709 (15)         10,000        3,403 (16)
  President, Worldwide Sales            1999     122,917           --       110,762 (17)         55,000        1,057 (18)
  & Marketing


Edward Lee . . . . . . . . . . . . .    2001     175,632            0                            25,000       13,239 (19)
  Executive Vice President, Advance.    2000      71,453       10,000
  Technology . . . . . . . . . . . .    1999         N/A          N/A

Bruce Roberts.                          2001     172,930            0                            25,000       17,404 (20)
  Executive Vice President,             2000      85,654            0
  Business Units and Operations.        1999         N/A          N/A

Shum Mukherjee                          2001      48,000       25,000                           100,000        3,237 (21)
  Current Chief Financial Officer       2000         N/A          N/A
                                        1999         N/A          N/A

Werner Rust                             2001      15,692            0                            50,000        3,237 (22)
  Executive Vice President,             2000         N/A          N/A
  Worldwide Sales &.                    1999         N/A          N/A
  Marketing


                                        8

(1) Except as otherwise noted, all bonuses were earned by the named officer in fiscal year indicated and paid to the named officer early in the subsequent year pursuant to the Company's Management Incentive Plan.

(2)  Dr. Elder was re-appointed Chief Executive Officer in April 1998

(3)  Bonus  paid  to  Dr.  Elder  for  meeting  2000  objectives.

(4) Consists of insurance premiums of $4,910 for a group term life insurance policy, the proceeds of which were payable to Mr. Elder's named beneficiaries, CPA services allowance of $3,150, life insurance premium of $5,625, and matched 401(k) contribution of $4,775.

(5) Consists of insurance premiums of $10,950 for a group term life insurance policy, the proceeds of which were payable to Dr. Elder's named beneficiaries, and matched 401(k) contribution of $2,700.

(6) Consists of insurance premiums of $11,496 for a group term life insurance policy, the proceeds of which were payable to Dr. Elder's named beneficiaries, and matched 401(k) contribution of $800.

(7)  Kenneth  Schwanda  left  the  Company  on  September  30,  2001.

(8) Consists of insurance premiums of $136 for a group term life insurance policy, the proceeds of which were payable to named Mr. Schwanda's beneficiaries, CAP allowance of $1,735, car allowance of $8,000, and matched 401(k) contribution of $4,240.

(9) Consists of insurance premiums of $136 for a group term life insurance policy, the proceeds of which were payable to Mr. Schwanda's named beneficiaries, and matched 401(k) contribution of $4,635.

(10) Consists of insurance premiums of $628 for a group term life insurance policy, the proceeds of which were payable to named Mr. Schwanda's beneficiaries, and matched 401(k) contribution of $1,067.

(11) Consists of insurance premiums of $6,096 for a group term life insurance policy, the proceeds of which were payable to Dr. Seidel's named beneficiaries, CAP allowance of $1,075, car allowance of $12,000, and matched 401(k) contribution of $5,250.

(12) Consists of insurance premiums of $6,571 for a group term life insurance policy, the proceeds of which were payable to Dr. Seidel's named beneficiaries, and matched 401(k) contribution of $5,100

(13) Consists of insurance premiums of $4,269 for a group term life insurance policy, the proceeds of which were payable to Dr. Seidel's named beneficiaries, and matched 401(k) contribution of $560.

(14) Consists of insurance premiums of $311 for a group term life insurance policy, the proceeds of which were payable to Mr. Wilson's named beneficiaries, CAP allowance of $900, car allowance of $7,200, home related fax machine and phone charges of $1,924, and matched 401(k) contribution of $3,208.

(15) Consists  of  sales  commissions  of  $90,709.

(16) Consists of insurance premiums of $312 for a group term life insurance policy, the proceeds of which were payable to Mr. Wilson's named beneficiaries, and matched 401(k) contribution of $3091.

(17) Consists  of  sales  commissions  of  $110,762.

(18) Consists of insurance premiums of $240 for a group term life insurance policy, the proceeds of which were payable to Mr. Wilson's named beneficiaries, and matched 401(k) contribution of $817.

(19) Consists of insurance premiums of $839 for a group term life insurance policy, the proceeds of which were payable to Mr. Lee's named beneficiaries, and car allowance of $12,400.

(20) Consists of insurance premiums of $241 for a group term life insurance policy, the proceeds of which were payable to Mr. Roberts' named beneficiaries, car allowance of $12,200, and matched 401(k) contribution of $4,963.


                                        9

(21) Consists of insurance premiums of $237 for a group term life insurance policy, the proceeds of which were payable to Mr. Mukherjee's named beneficiaries, and car allowance of $3,000.

(22) Consists of insurance premiums of $114 for a group term life insurance policy, the proceeds of which were payable to Mr. Rust's named beneficiaries, car allowance of $1,250, and matched 401(k) contribution of $383.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The  following  table  provides information on option grants made in fiscal
2001 to Named Executive Officers. No Stock Appreciation Rights ("SARs") were granted.

                         INDIVIDUAL GRANTS
                      -------------------------------------
                                   % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                      NUMBER OF    OPTIONS                                 AT ASSUMED ANNUAL RATES
                      SECURITIES   GRANTED TO                                    OF STOCK PRICE
                      UNDERLYING   EMPLOYEES   EXERCISE                     APPRECIATION FOR OPTION
                       OPTIONS     IN FISCAL   PRICE PER        EXPIRATION         TERM (3)
        NAME           GRANTED     YEAR (1)    SHARE ($)(2)     DATE         5% ($)      10% ($)
--------------------  ----------  -----------  ------------  -------------  ---------  --------------

William W.R. Elder .      50,000         5.2%        2.4375      3/2006      33,672    74,406
Thomas E. Seidel . .       - 0 -           0%
Robert A. Wilson . .      15,000         1.6%        2.4375      3/2006      10,102    22,322
Kenneth Schwanda . .      10,000         1.0%        2.4375      3/2006       6,733    14,878
Shum Mukherjee . . .     100,000        10.4%        2.3000     10/2006      63,545   140,417
Werner Rust. . . . .      50,000         5.2%        3.0400     12/2006      41,995    92,798
Edward Lee . . . . .      25,000         2.6%        2.4375      3/2006      16,832    37,195
Bruce Roberts. . . .      25,000         2.6%        2.4375      3/2006      16,832    37,195


(1) Based on an aggregate of 966,300 options granted to all employees (including employees at Korea and Japan subsidiaries) during fiscal year 2001. Options granted in fiscal year 2001 expire in 2006 and typically vest monthly over three years one month of the date of grant.

(2) All options were granted at an exercise price equal to the fair market value based on the closing market value of common stock on the Nasdaq National Market on the date of grant with the exception of those options that were repriced as disclosed.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (five years) at the annual rate specified (5% and 10%). This assumption is based on SEC rules and does not necessarily represent the expected rate of appreciation.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the number and value of such officers' unexercised options at December 31, 2001. No SARs have been granted.


                                               NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                    SHARES        VALUE      OPTIONS DECEMBER 31, 2001    IN-THE-MONEY OPTIONS AT
                  ACQUIRED ON     REALIZED            (2)                DECEMBER 31, 2001 ($)(3)
                                            --------------------------
                                                         UNEXERCIS-                    UNEXERCIS-
NAME                EXERCISE (#)  ($) (1)   EXERCISABLE    ABLE          EXERCISABLE   ABLE
------------------  ------------  --------  -----------  -------------   -----------  ---------

William W.R. Elder        50,000   (6,240)      450,002  99,998            466,500         0
Kenneth Schwanda .        10,000   54,785        97,167       0             21,081         0
Thomas E. Seidel .        26,260  155,840       299,074  29,999            218,851         0
Robert A. Wilson .             0        0        91,001  56,665             14,516       550
Shum Mukherjee  ..             0        0         5,556  94,444                722    122,78
Werner Rust. . . .             0        0             0  50,000                  0         0
Edward Lee . . . .             0        0        16,667  58,333                  0         0
Bruce Roberts. . .             0        0        16,667  58,333                  0         0


(1) Market value of underlying securities (based on the fair market value of the Company's common stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) On April 2, 2001, the board of directors of Genus approved a new vesting schedule for future grants. All shares granted to executive officers and employees after April 2, 2001 vest at a rate of 1/36th per month.

(3) Market value of securities underlying in-the-money options at the end of fiscal year 2001 (based on $2.43 per share, the closing price of Company's common stock on the Nasdaq National Market on December 31, 2001), less the exercise price.

     The Company has not established any long-term incentive plans or defined benefit or actuarial plans covering any of the Named Executive Officers.

DIRECTOR  COMPENSATION

     The Company currently pays to its directors who are not employees a fee of $2,000 per meeting and $1,000 per telephonic meeting. In addition, the Company pays non-employee members of the board an annual fee of $15,000. The Company also reimburses directors for reasonable expenses incurred in attending meetings. Annual option grants to the directors are discretionary under the Company's 2000 Stock Plan. Options issued to directors are fully vested upon the date of grant.

                          COMPENSATION COMMITTEE REPORT

EXECUTIVE  COMPENSATION

     The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

     The  Compensation  Committee  is  responsible  for:

     1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

     2. Determining the evaluation criteria and timelines to be used in those programs;

     3. Determining the processes that will be followed in the ongoing administration of the programs; and

     4.   Determining  their  role  in  the  administration  of  the  programs.

     All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The
Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

     Currently,  the Company uses the following executive compensation vehicles:

     - Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

     - Equity-based programs: 2000 Stock Plan and the 1989 Employee Stock Purchase Plan.

     These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

     The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

     These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

     The processes used by the Compensation Committee include the following steps:

     1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

     2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer. The Chief

          Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

     3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

     4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

     5. The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.

     The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.


                                 Respectfully submitted by:

                                 Mario M. Rosati
                                 Todd S. Myhre
                                 George D. Wells

     PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return among the Company, the NASDAQ Stock Market-US Index and the H & Q Technology Index for the period from December 31, 1996 (the last trading day before the beginning of the Company's 1997 Fiscal Year) through 2001 Fiscal Year End for the Company. The graph assumes that $100 was invested in the Company's common stock, in the NASDAQ Stock Market-US Index and the H&Q Technology Index on December 31, 1996 and all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

GENUS INC


                                         Cumulative Total Return
                             ----------------------------------------------
                             12/96   12/97   12/98   12/99   12/00   12/01


GENUS, INC.                  100.00   60.79   18.75   81.82   28.98   44.18
NASDAQ STOCK MARKET (U.S.)   100.00  122.48  172.68  320.89  193.01  153.15
JP MORGAN H & Q TECHNOLOGY   100.00  117.24  182.36  407.27  263.28  181.99


[GRAPHIC OMITTED]

                                  PROPOSAL TWO

                 AMENDMENT OF 1989 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The 1989 Employee Stock Purchase Plan ("Purchase Plan") was adopted by the board of Directors in March 1989 and approved by the shareholders in May 1990. On April 15, 2002, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares, from 2,950,000 to 3,250,000 shares. As of December 31, 2001, 2,717,942 shares had been issued under the Purchase Plan, and 232,058 shares remained available for future issuances under the Purchase Plan.

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries which are designated by the Board of Directors) who participate in the plan with an opportunity to purchase common stock of the Company through payroll deductions.

ADMINISTRATION

     The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the plan are determined at the sole discretion of the Board of Directors or its committee. The Purchase Plan is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the plan or the grant of any option pursuant to the plan, or be a member of any committee appointed to administer the plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

     Any person who is employed by the Company (or by any of its subsidiaries which are designated from time-to-time by the Board) for at least 20 hours per week and more than five months in a calendar year on the date his or her participation in the plan is effective is eligible to participate in the Purchase Plan. As of December 31, 2001 approximately 141 employees were eligible to participate in the Purchase Plan.

OFFERING  DATE

     The Purchase Plan is implemented by consecutive six-month offering periods and purchase periods. The offering and purchase periods generally commence on July 1 and January 1 of each year. The Board of Directors may change the duration of the offering periods without shareholder approval. In March 2001, the Board of Directors amended the Purchase Plan to shorten the offering period, as defined in the Purchase Plan, from twenty-four months to six months.

PURCHASE  PRICE

     The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of fair market value of the common stock on the date of commencement of the six-month offering period or 85% of the fair market value of the common stock on the last day of the six-month purchase period. Eligible employees are automatically re-enrolled in the offering period with the lower of 85% of fair market value of the common stock on the date of commencement of such six-month offering period. The fair market value of the common stock on a given date shall be determined by the Board of Directors based upon the reported closing price in the NASDAQ National Market System on such date.

PAYMENT  OF  PURCHASE  PRICE;  PAYROLL  DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may discontinue his or her participation in the plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period.

     All payroll deductions are credited to the participant's account under the plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE  OF  STOCK;  EXERCISE  OF  OPTION

     At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering is determined by dividing the compensation which such participant has elected to have withheld during the offering period by 85% of the fair market value of the common stock at the beginning of the offering period or ending of a purchase period, whichever is lower.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION  OF  EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CHANGES

     In the event of any change, such as stock splits or stock dividends, made in the capitalization of the Company that results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

AMENDMENT  AND  TERMINATION  OF  THE  PLAN

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the plan. The Purchase Plan will by its terms terminate in 2009.

TAX  INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

VOTE  REQUIRED

     The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast.

RECOMMENDATION

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  SHAREHOLDERS VOTE FOR THE
APPROVAL  OF  THE  AMENDMENT  TO  THE  1989  EMPLOYEE  STOCK  PURCHASE  PLAN.

                                 PROPOSAL THREE

                  APPROVAL OF AMENDMENTS TO THE 2000 STOCK PLAN


BACKGROUND

     The Board adopted the 2000 Stock Plan (the "2000 Plan") in April 2000 and the Company's stockholders approved the 2000 Plan in May 2000.

     INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE. On April 15, 2002, the Board adopted, subject to stockholder approval, an amendment to the 2000 Plan increasing the aggregate number of shares reserved for issuance thereunder by 1,000,000, from 5,503,006 to 6,503,006, in order to ensure that there will be a sufficient reserve of shares to permit the grant of further options to existing and new employees and consultants of the Company. The Board believes that increasing the number of shares reserved for issuance under the 2000 Plan is necessary to permit the Company to remain competitive in the industry and to continue to attract and retain qualified employees by providing them with appropriate equity incentives.

DESCRIPTION  OF  THE  GENUS,  INC.  2000  STOCK  PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the Plan.

     Administration. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options or stock purchase rights to purchase more than 750,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 750,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 30 days of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within six months from the date of such termination. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, as to all of the shares subject to the option (including unvested shares), within six months from the date of such termination.

     (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

     In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date the Plan or any amendment to add shares to the Plan was last adopted by the Board.

FEDERAL  INCOME  TAX  CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

VOTE  REQUIRED

     Affirmative votes constituting a majority of the Votes Cast will be required to increase the number of shares available for issuance under the 2000 Stock Plan by 1,000,000 shares.

                                  PROPOSAL FOUR

             APPROVAL OF ISSUANCE OF 760, 203 SHARES OF COMMON STOCK
                    TO HOLDERS OF WARRANTS DATED MAY 14, 2001

BACKGROUND

     On May 17, 2001, the Company sold to various investors an aggregate of 2,541,785 shares of common stock and warrants to purchase an aggregate of 1,270,891 shares of common stock (the "Warrant Shares") in conjunction with a private placement transaction. In addition, warrants to purchase an aggregate of 190,634 shares of common stock were issued to the placement agents involved in the transaction. On August 16, 2001, the Company filed a Form S-3/A with the Securities and Exchange Commission (the "SEC") to register the shares and warrants issued in the May 17, 2001 transaction. The Form S-3/A was declared effective by the SEC on August 17, 2001.

     The number of Warrant Shares issued to the private placement investors are to be adjusted to an aggregate of 2,031,094 shares (the "Adjusted Warrant Shares") as a result of a second private placement transaction which occurred on January 17, 2002. This adjustment is necessary pursuant to the terms of the warrant agreements issued to the May 2001 private placement investors. As such, there are now 760,203 warrant shares (the difference between the Warrant Shares and the Adjusted Warrant Shares) pending issuance. The Board recommends that the shareholders approve the issuance of the additional 760,203 warrant shares.

NATIONAL ASSOCIATION OF SECURITIES DEALERS (NASD) REGULATIONS

     Companies listed on the Nasdaq National Market are required to comply with NASD rules with respect to the listing of additional shares with Nasdaq.
Section 4350(i) of the NASD Manual requires Nasdaq listed companies to obtain shareholder approval prior to the issuance of "common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock." Prior to the May 17, 2001 transaction, Genus had approximately19,721,712 shares of common stock outstanding. Genus issued an aggregate of 3,812,676 shares (less the placement agent warrants) in conjunction with the May 17, 2001 transaction for consideration less than the fair market value of the stock. The potential adjustment to the warrants in the amount of 760,203 warrant shares triggers
Section 4350(i) and therefore requires shareholder approval prior to the issuance of such warrant shares.

WARRANT TERMS

     Currently, the warrant holders may only exercise their warrants for that number of Warrant Shares originally issued to them in conjunction with the May 2001 private placement. As stated above, shareholder approval is necessary prior to the issuance of the additional 760,203 warrant shares.

The reasoning for the upwards adjustment of 760,203 warrant shares is based on the issuance of Genus common stock at a price of $2.25 on January 25, 2002. Under the provisions of the warrants issued in May 2001, any issuance of Genus securities at a price less than the exercise price of the warrants (then $3.50 per share) after May 14, 2001 results in an adjustment to the number of warrant shares as calculated pursuant to the formula set forth in the warrant agreements. The issuance of shares at a price of $2.25 on January 25, 2002 triggered these provisions and resulted in the aforementioned adjustment.

VOTE  REQUIRED

          Affirmative votes constituting a majority of the Votes Cast will be required to issue the May 2001 warrant holders an additional 760,203 warrant shares.

                                  PROPOSAL FIVE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2002, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since the year ended December 31, 1982. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                           THE  BOARD  OF  DIRECTORS

     Dated:  April  30,  2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   GENUS, INC.

                       2002 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of GENUS, INC., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2002, and hereby appoints William W.R. Elder and Shum Mukherjee proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Genus, Inc. to be held on Thursday, May 23, 2002 at 10:00 a.m., local time, at the Company's principal executive offices at 1139 Karlstad Drive in Sunnyvale, California 94089, and any continuation(s) or adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                           -  FOLD AND DETACH HERE  -

                                                                Please mark your
                                                           choice like this  [X]


                                                                     -----------
                                                                          COMMON

                    FOR all nominees listed       WITHHOLD authority to vote
                    below (except as indicated)   for all nominees listed below.


1.   Election of directors:     [ ]                      [ ]

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

     William W.R. Elder, Todd S. Myhre, G. Frederick Forsyth, Mario M. Rosati, George D. Wells, and Robert J. Richardson

2. Proposal to approve the amendment of the Company's 2000 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.

            FOR               AGAINST               ABSTAIN

            [ ]                [ ]                    [ ]

3. Proposal to approve the amendment of the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 300,000 shares.

            FOR               AGAINST               ABSTAIN

            [ ]                [ ]                    [ ]

4. Proposal to approve the issuance of an additional 760,203 shares of Genus Common Stock to holders of those certain Warrants dated May 14, 2001.

            FOR               AGAINST               ABSTAIN

            [ ]                [ ]                    [ ]

5. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company's financial statements for the fiscal year ending December 31, 2002.

            FOR               AGAINST               ABSTAIN

            [ ]                [ ]                    [ ]


6. In the discretion of the proxy holders, upon such other matter or matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.

            FOR               AGAINST               ABSTAIN

            [ ]                [ ]                    [ ]

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 2000 STOCK PLAN, FOR THE AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) OR ADJOURNMENT(S) THEREOF.

Signature(s)                                             Date           , 2002
            -------------------------------------------      -----------

(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



                           -  FOLD AND DETACH HERE  -


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